EXHIBIT 10.14

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of March 1, 2010 (the “Effective Date”), by and between China Yongxin Pharmaceuticals Inc. (“Seller”) and PmMaster Beijing Software Co., Ltd (“Purchaser”).

RECITALS

A.	Seller is the record and beneficial owner of:

(i)	all of the shares of capital stock of Digital Learning Institute Inc., a Delaware corporation (the “DLI Shares”);

(ii)	all of the shares of capital stock of Software Education of America, Inc., a California corporation (the “SEA Shares”);

(iii)	all of the shares of capital stock of McKinley Educational Services, Inc., a California corporation (the “MES Shares”);

(iv)	all of the shares of capital stock of Digital Knowledge Works, Inc., a Delaware corporation (the “DKW Shares”); and

(v)	all of the shares of capital stock of Coursemate, Inc., a California corporation (the “Coursemate Shares”).

B.           In consideration of the covenants and agreements set forth herein, Seller desires to sell the Shares (as defined below) to Purchaser and Purchaser desires to purchase the Shares from Seller on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1           Certain Definitions.  As used herein, the following terms shall have the following meanings:

(a)           “Shares” means, collectively, the DLI Shares, the SEA Shares, the MES Shares, the DKW Shares and the Coursemate Shares.

(b)           “Subsidiaries” means, collectively, Digital Learning Institute Inc., a Delaware corporation; Software Education of America, Inc., a California corporation; McKinley Educational Services, Inc., a California corporation; Digital Knowledge Works, Inc., a Delaware corporation; and Coursemate, Inc., a California corporation.

ARTICLE 2
SALE AND PURCHASE OF THE SHARES

Section 2.1           Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in consideration of the covenants and agreements set forth herein (including the waiver set forth in Article 3 hereof), on the Effective Date, Purchaser shall purchase from Seller, and Seller shall sell, transfer and deliver to Purchaser, the Shares, free and clear of all options, pledges, security interests, voting trusts or similar arrangements, liens, charges or other encumbrances or restrictions of any kind whatsoever (collectively, “Encumbrances”).

Section 2.2            Purchase Price.  In consideration for the Shares, on the Effective Date, Purchaser shall pay by wire transfer to Seller the sum of $20,000.

Section 2.3            Delivery.  On the Effective Date, Seller shall surrender to Purchaser the stock certificates evidencing the Shares (or execute and deliver to Purchaser an affidavit stating to the effect that Seller never received such stock certificates), together with any stock powers and such other good and sufficient instruments of conveyance and assignment, satisfactory in form and substance to Purchaser, as shall be necessary to warrant and vest in Purchaser good and marketable right, title and interest in and to the Shares.  Promptly after the execution of this Agreement, the parties shall also deliver an executed copy of this Agreement to each of the Subsidiaries so that each such Subsidiary may reflect the change in ownership of the applicable Shares on its stock ledger and related records.

ARTICLE 3
WAIVER OF CLAIMS

Section 3.1.           Release by Purchaser and the Subsidiaries.  Purchaser, for itself and its successors and assigns (collectively, the “Releasing Parties”) hereby absolutely, forever and fully, generally and specifically, unconditionally and irrevocably releases, acquits, and forever discharges Seller, its affiliates, agents, representatives, attorneys, accountants, heirs, predecessors, successors and assigns (collectively the “Released Parties”), of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses and compensation of every kind, including, but not limited to, attorneys’ fees and costs of any kind or nature (collectively, the “Claims”), known or unknown, which the Releasing Parties, or any of them, heretofore had, owned, held or claimed to have, own or hold against any of the Released Parties, or at any time now or in the future have own, hold or claim to have, own or hold against any of the Released Parties which relate to or arise out of Seller’s prior relationship with the Subsidiaries (including Seller’s rights or status as a stockholder of the Subsidiaries); provided, however, that this Agreement does not discharge any representations and warranties, covenants or obligations of the parties under or contained in this Agreement.

Section 3.2.            Section 1542.  Purchaser acknowledges that in the event that at any time after the execution of this Agreement by the parties any injury, loss or damage is sustained in connection with any matter released in Section 3.1 or any matter set forth elsewhere in this Agreement which is not now known or suspected, or in the event that the loss or damage now known has consequences or results not known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties and matters herein released, and this release shall apply to and include all such unknown or unsuspected consequences or results.  Each of the parties has read and has been carefully advised by their attorneys of the contents of Section 1542 of the California Civil Code which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Purchaser hereby expressly, unconditionally and irrevocably waives any and all rights and benefits under Section 1542.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that:

Section 4.1            Authorization; Due Execution and Delivery; Binding Obligation.  Seller has the requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement and obligation of Seller, enforceable against Seller in accordance with its terms.

Section 4.2            Title to the Shares.  Seller owns the Shares beneficially and of record, free and clear of any and all Encumbrances or other rights of third parties of any kind or nature.  Except for this Agreement, (i) there is no outstanding option, warrant, call, right or other agreement or commitment obligating Seller to sell, deliver or transfer any of the Shares to any other person or entity, (ii) no person other than Seller has any ownership interest or claim in or to the Shares of any kind and (iii) no person other than Seller has any ownership interest in, or right to acquire any ownership interest in, any of the Subsidiaries.

Section 4.3            No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or constitute a default under any contract, agreement or instrument to which Seller or any of the Subsidiaries is a party or (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

Section 4.4            Acknowledgments of Seller.  Seller understands, acknowledges and agrees that: (i) the decision to sell the Shares to Purchaser has been made by Seller in its sole discretion with the advice of Seller’s professional advisors; (ii) Seller, either alone or with the assistance of its professional advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the sale and purchase contemplated by this Agreement; (iii) the consideration as set forth herein may be less than would be obtained by Seller under other circumstances, including, without limitation, if the Subsidiaries (or any number of the Subsidiaries) were sold to a third party or if Seller was to retain the Shares and sell the Shares at some time in the future; (iv)  Seller has completely and carefully read this Agreement and understands its terms and consequences and has had the opportunity to consult with its own counsel, accountant and/or other professional advisors and to obtain advice from any other person or expert that Seller deems relevant; and (v) Seller’s decision to sell the Shares is fully and completely informed.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that:

Section 5.1           Authorization; Due Execution and Delivery; Binding Obligations.  Purchaser has the requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform Purchaser’s obligations hereunder.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement and obligation of Purchaser enforceable against Purchaser in accordance with its terms.

Section 5.2            No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or constitute a default under any contract, agreement or instrument to which Purchaser is a party or (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

Section 5.3            Knowledge of the Business.  Purchaser has sufficient knowledge of the business of each of the Subsidiaries, and has access to all relevant available information of each of the Subsidiaries, so as to have the capacity to evaluate the relative merits and risks of purchasing the Shares.

Section 5.4            Sophisticated Investor.  Purchaser, either alone or with the assistance of Purchaser’s professional advisors, has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Shares and has the net worth to undertake such risks.

Section 5.5            Investment Intent.  Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes and not for the account of any other person or entity and not with a view to or for sale in connection with any distribution of all or any part of the Shares.

Section 5.6            No Public Market.  Purchaser acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under any applicable state securities laws or regulations, that the Shares are being offered in reliance upon exemptions from the registration requirements of the Act and such laws and regulations and that, as such, the Shares may not be resold without registration under the Act and applicable state securities laws or an applicable exemption thereto.

ARTICLE 6
MISCELLANEOUS

Section 6.1            Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 6.2            Expenses.  Each party hereto will bear its own expenses in connection with the negotiation and execution of this Agreement and the performance of the transactions contemplated hereby.

Section 6.3            Survival of Agreements.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the purchase, sale and delivery of the Shares.

Section 6.4            Parties in Interest.  All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

Section 6.5            Notices.  All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by fax, to the address or addresses set forth on the signature page hereto, or at such other address or addresses as shall have been furnished in writing by such party to the others in accordance with this Section 6.5.

Section 6.6            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

Section 6.7            Entire Agreement.  This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter hereof.

Section 6.8            Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile transmission constitutes good and valid execution and delivery of this Agreement.

Section 6.9            Amendments.  This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of Seller and Purchaser.

Section 6.10          Severability.  If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:		SELLER:

PmMaster Beijing Software Co., Ltd		China Yongxin Pharmaceuticals Inc.

By:		By:
Name:		Name:
Title:		Title:

	Address for purposes of notice:		Address for purposes of notice:

	Facsimile No.: _____________________________		Facsimile No.: _____________________________